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                                                                   Exhibit 23(c)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-4 and related Prospectus-Proxy Statement of Tyco International Ltd. and to the incorporation by reference therein of our report dated August 14, 1996, on the consolidated financial statements of INBRAND Corporation and subsidiaries (the Company) appearing in the Company's 1996 Annual Report to Shareholders which is incorporated by reference in its Annual Report on Form 10-K for the year ended June 29,1996, filed with the Securities and Exchange Commission.



                                               JOSEPH DECOSIMO AND COMPANY, LLP




Atlanta, Georgia
July 22, 1997